                           AVIATION DISTRIBUTORS, INC.
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made as of this 16th day of July, 1996 by and between OSAMAH S. BAKHIT, residing at 28841 Glen Ridge, Mission Viejo, California 92692 ("Executive"), and AVIATION DISTRIBUTORS, INC., a Delaware corporation, with offices at One Wrigley Drive, Irvine, California 92618 (the "Company"), for the purpose of setting forth the terms and conditions of Executive's employment by the Company and to protect the Company's knowledge, expertise, customer relationships and the confidential information the Company has developed regarding clients, customers, shareholders, option holders, employees, products, business operations and services. As of the Effective Date, this Agreement supersedes any prior understandings or agreements between Executive and the Company or any of the Company's subsidiaries or affiliates.

     The Board of Directors of the Company (the "Board") recognizes that Executive's contribution to the growth and success of the Company has been substantial. The Board desires to provide for the continued employment of Executive and to make certain changes in Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of Executive as a member of the Company's management, in the best interest of the Company and its shareholders. Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

     In order to effect the foregoing, the Company and Executive wish to enter into an employment agreement on the terms and conditions set forth below. In consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


1.   TIME AND EFFORTS

          1.1 Executive shall be employed as the Company's Chairman of the Board, President and Chief Executive Officer, and shall devote substantially all of his working time and efforts to the duties and responsibilities of the President and Chief Executive Officer in furtherance of the Company's business. In this capacity, Executive shall have such duties and responsibilities as the Board shall designate that are consistent with Executive's positions as President and Chief Executive Officer of the Company. Executive shall perform such duties and responsibilities in accordance with the practices and
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policies of the Company as in effect from time to time and in accordance with
Executive's employment arrangements with the Company. Executive shall report directly to the Board.

          1.2 Executive shall continue to be a member of the Board during the term of this Agreement and to serve as its Chairman.

          1.3 Without the prior express authorization of the Board (which approval shall not be unreasonably withheld), Executive shall not, directly or indirectly, during the term of this Agreement engage in any activity competitive with or adverse to the Company's business, whether alone, as a partner or independent contractor, or as an officer, director, or employee of any other corporation. This Agreement shall not be interpreted to prohibit Executive from making passive investments, conducting private business affairs, or engaging in educational or charitable activities, if those activities do not materially interfere with the services required hereunder.

          1.4 In order to induce the Company to enter into this Agreement, Executive represents and warrants to the Company that (i) Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity; and (ii) Executive is subject to no restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law or otherwise which would impair Executive's right or ability to enter the employ of the Company or to perform fully his duties and obligations pursuant to this Agreement.


2.   TERM

          The initial term of employment of Executive under this Agreement shall commence effective as of July 1, 1996 (the "Effective Date") and shall continue in effect through December 31, 2001 (the "Term"), unless further extended or sooner terminated as hereinafter provided. Commencing on January 1, 2002 and on the fifth anniversary of each January 1 thereafter (each such January 1, an "Anniversary Date"), the term of Executive's employment shall automatically be extended for five additional years unless, not later than the September 30 immediately preceding an Anniversary Date, either party shall have given written notice (a "Nonrenewal Notice") to the other party that it does not wish to extend this Agreement or unless sooner terminated pursuant to Section 3. References hereinafter to the "Term" of this Agreement shall refer to both the initial term and any extended term of Executive's employment hereunder.

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3.   TERMINATION

          Executive's employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

          3.1 DEATH. Executive's employment hereunder shall terminate upon his death.

          3.2 DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written Notice of Termination (as defined in paragraph (3.5) below) is given (which may occur before or after the end of such six (6) month period) shall not have returned to the performance of his duties hereunder on a full-time basis, Executive's employment hereunder shall terminate for "Disability."

          3.3 CAUSE. The Company may terminate Executive's employment hereunder for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (i) Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by Executive toward the Company involving dishonesty, (iii) Executive's refusal to abide by or follow written directions of the Board, (iv) Executive's gross nonfeasance or
(v) failure of Executive to comply with the provisions of Section 8 of this Agreement or other willful conduct by Executive which is intended to have and does have a material adverse impact on the Company.

          3.4  TERMINATION BY EXECUTIVE.

               3.4.1 Executive may terminate his employment hereunder for "Good Reason." For purposes of this Agreement, Executive shall have "Good Reason" to terminate his employment hereunder (i) upon a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) business days after notice of such noncompliance has been given by Executive to the Company, (ii) upon action by the Company resulting in a diminution of Executive's title or authority,
     (iii) upon the Company's relocation of Executive's principal place of employment outside of the Irvine, California metropolitan area or (iv) one year after a "Change in Control of the Company" (as defined in paragraph
     3.4.2 below). Executive may terminate his employment voluntarily without Good Reason upon at least six months' prior notice to the Company.

               3.4.2 For purposes of this Agreement, a "Change in Control of the Company" will be deemed to have occurred if:

                    A. any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of Shares), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

                    B. during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C), or (D) of this Section 3.4.2) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                    C. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 50% or more of the combined voting power of the Company's then outstanding securities; or

                    D. the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

          3.5 NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or by Executive (other than termination under Section 3.1 hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

          3.6 DATE OF TERMINATION. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to subsection (3.2) above, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if Executive's employment is terminated pursuant to subsection (3.3) or (3.4) above, other than as provided in (iv), the date specified in the Notice of Termination; and (iv) if Executive receives from the Company a Nonrenewal Notice, the date the Agreement expires; PROVIDED THAT, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award.

4.   COMPENSATION UPON TERMINATION OR DURING DISABILITY.

          4.1 DISABILITY. During any period that Executive fails to perform his duties hereunder as a result of Disability, Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 3.2 hereof. Subject to the provisions of Section 8 hereof, in the event Executive's employment is terminated pursuant to this Section 4.1 hereof, then

               4.1.1 as soon as practicable thereafter, the Company shall pay Executive all unpaid amounts, if any, to which Executive is entitled as of the Date of Termination under Sections 5, 6.1 and 6.2 hereof and shall pay to Executive, in accordance with the terms of the applicable plan or program, all other unpaid amounts to which Executive is then entitled under any compensation or benefit plan or program of the Company (collectively, "Accrued Obligations");

               4.1.2 following the Date of Termination and for the longer of thirty (30) months thereafter or the balance of the Term as then in effect (the "Severance Period"), the Company shall pay Executive monthly an amount equal to (X) the quotient of (1) the sum of (A) Executive's annual base salary at the rate in effect as of the Date of Termination and (B) the average of the annual bonuses earned by Executive in the three fiscal years of the Company ended immediately prior to the Date of Termination, divided by (2) the greater of (C) the number of full months remaining in the Term or (D) the number thirty (30) (such quotient being referred to herein as the "Severance Payments"), minus (Y) any amounts payable to Executive during such month as a disability benefit under any other disability plan, program or arrangement of the Company; and

               4.1.3 as of the Date of Termination, an additional number of shares (if any) underlying outstanding stock options granted to Executive from time to time during the Term shall become exercisable, such that the total number of shares underlying each such grant which are exercisable is equal to the product of (1) the total number of shares covered by such grant (whether or not any portion of such grant has previously been exercised) and (2) a fraction the numerator of which is the number of full months from the date of grant to the end of the Severance Period and the denominator of which is the number of full months from the date of grant to the date the option would otherwise have become fully exercisable. Executive shall have the right to exercise any stock option, to the extent then exercisable, for a period of one (1) year following the Date of Termination, subject to such limitations on exercisability as may be set forth in any plan or agreement covering such options, and to the extent not exercisable, the option shall immediately terminate.

          4.2  DEATH.  If Executive's employment is terminated by his death,

               4.2.1 the Company shall pay to the person(s) or entity set forth in Section 11 hereof: (1) the Accrued Obligations, at the time(s) set forth in Section 4.1.1 hereof; (2) as soon as practicable following Executive's death, the amounts payable under any life insurance policy maintained by the Company on Executive's life; and (3) as soon as practicable following the end of the fiscal year of the Company in which Executive's death occurs, any incentive compensation which would otherwise have been paid to Executive with respect to such fiscal year; and

               4.2.2  the additional vesting of stock options, as described in
     Section 4.1.3 shall apply.

          4.3 TERMINATION FOR CAUSE; VOLUNTARY TERMINATION WITHOUT GOOD REASON. If Executive's employment is terminated by the Company for Cause or voluntarily by Executive for other than Good Reason, the Company shall pay the Accrued Obligations to Executive at the time(s) set forth in Section 4.1.1 hereof and the Company shall have no further obligations to Executive under this Agreement.

          4.4 TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON; NONRENEWAL. If (1) the Company shall terminate Executive's employment other than for Disability pursuant to Section 4.2 or for Cause, (2) Executive shall terminate his employment for Good Reason or (3) the Term of this Agreement expires as a result of a Nonrenewal Notice having been provided by the Company, then, subject to the provisions of Section 8 hereof:

                    1. the Company shall pay the Accrued Obligations to Executive at the time(s) set forth in Section 4.1.1 hereof;

                    2. the Company shall pay to Executive the Severance Payments, as defined and for the period set forth in
                         Section 4.1.2 hereof (except that in the case of the expiration of the Term, as described in clause 4.4(3) above, the Severance Period shall end on the first anniversary of the expiration of the Term and, for purposes of determining the amount of Severance Payments, the divisor shall be equal to twelve (12));

                    3.   the additional vesting of stock options as described in
                         Section 4.2.2 shall apply (except that in the case of the expiration of the Term, as described in clause 4.4(3) above, the number of additional option Shares becoming exercisable shall be determined by reference to the number of full months from the date of grant to the first anniversary of the date of such expiration);

                    4. Executive shall continue to be provided with the same medical and life insurance coverage as existed immediately prior to the applicable Notice of Termination or Notice of Nonrenewal, as the case may be, such coverage to continue through the end of the Severance Period (or, in the case of expiration of the Term, as described in clause 4.4(3) above, through the first anniversary of the date of such expiration); PROVIDED THAT, such coverage shall cease as of the date Executive obtains new employment; and

                    5. Executive shall be provided with appropriate outplacement services.


          4.5  TERMINATION UPON A CHANGE IN CONTROL.

               4.5.1 Upon the occurrence of a Change in Control of the Company during the Term, any then outstanding stock options granted to Executive shall become fully exercisable, whether or not otherwise exercisable, and such options shall be fully vested.

               4.5.2 In the event that any payment or benefit received or to be received by Executive in connection with a Change in Control of the Company or the termination of Executive's employment, whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person (all such payments and benefits being hereinafter called "Total Payments"), would be subject (in whole or part) to the tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to Executive such additional amounts (the "Gross-Up Payment") as may be necessary to place Executive in the same after-tax position as if no portion of the Total Payments had been subject to the Excise Tax. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by Executive with respect to such excess) at the time that the amount of such excess is finally determined. Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.


5.   VACATION

          During each calendar year of the term of this Agreement, Executive shall be entitled four weeks of paid vacation. Executive shall be entitled to receive payment for accrued vacation not taken during each calendar year during the term of this Agreement or may accrue such vacation for use in a subsequent calendar year; however Executive shall be subject to a maximum accrual of eight
(8) weeks of paid vacation, at which time Executive shall cease accruing vacation days until his vacation balance falls below the maximum accrual.


6.   CURRENT COMPENSATION

          6.1 ANNUAL SALARY. For all services rendered by Executive under this Agreement, the Company shall pay or cause to be paid to Executive, and Executive shall accept the Annual Salary and Incentive Compensation, if any, all in accordance with and subject to the terms of this Agreement. For purposes of this Agreement, the term "Compensation" shall mean the Annual Salary and Incentive Compensation, if any. Executive shall be entitled to receive as current compensation an Annual salary in the amount of $225,000 per annum (hereinafter referred to as the "Annual Salary"). References in this Agreement to "annual" or "per annum" or "Annual" and similar phrases shall mean the twelve-month period commencing on July 1st of each year during the term of this Agreement unless otherwise indicated.

          6.2 INCENTIVE COMPENSATION. In addition, Executive shall be entitled to annual Incentive Compensation in accordance with the Company's Executive Incentive Compensation Plan. The Company acknowledges the current Executive Incentive Compensation Plan provides for the contribution of 7.5% of the Company's earnings before taxes to a senior management bonus pool to be allocated in accordance with the determination of the Board, not to exceed the contribution of $250,000 annually. In addition, Executive shall be entitled to bonus compensation declared at the discretion of the independent members of the Board from time to time in an amount not to exceed two times the Executive's Annual Salary per calendar year.

          6.3 401(k) PLAN. Executive shall be entitled to participate in the Company's 401(k) or other similar retirement benefit plan.

          6.4 PAYMENTS OF CURRENT COMPENSATION. The payment of Executive's Annual Salary shall be made in semi-monthly installments on the then prevailing pay days of the Company. Any payment for Incentive Compensation will be made in accordance with the Executive Incentive Compensation Plan, and payment will be made in one lump sum concurrently with payments made to others in senior management. All payments are subject to the customary withholding tax and other employment taxes as required with respect to compensation paid to an employee.


7.   MISCELLANEOUS BENEFITS

          7.1 MEDICAL INSURANCE. Executive and his family shall be entitled to participate in any medical, dental, vision, life, long-term disability, other insurance or employee benefit program instituted or maintained by the Company for the benefit of its executive employees.

          7.2 BUSINESS EXPENSES. Executive shall be reimbursed for all reasonable expenses incurred by Executive in connection with Executive's attendance at business meetings and promotion of Company business upon presentation by Executive to the Company of an expense report and adequate records or other documentation substantiating the expenditures, not less frequently than monthly. Any such amounts disallowed as a business expense for federal or state income tax purposes shall be deemed additional salary to Executive. The fact that the Company may not reimburse Executive for an expense is not an indication that the Company determined that the expense was not incurred on its behalf or in connection with the Company's business.

          7.3 AUTOMOBILE ALLOWANCE. Executive shall be entitled to an automobile allowance including lease payments for the automobile of Executive's choice, taxes, licensing fees, insurance, and maintenance costs.

          7.4 SERVICES FURNISHED. The Company shall furnish Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of his duties.

          7.5 PLACE OF PERFORMANCE. In connection with Executive's employment by the Company, Executive shall be based at the principal executive offices of the Company to be located within a 15-mile radius of the Orange County John Wayne Airport, except for required travel on Company business to an extent substantially consistent with present business travel obligations.

          7.8 LIFE INSURANCE. During the term of this Agreement, the Company shall pay for and maintain on a continuous basis, "key-man" life insurance in the amount of $3,000,000 on the life of Executive naming the Company as beneficiary. During the term of this Agreement, the Company shall pay for and maintain on a continuous basis, life insurance in the amount of $3,000,000 on the life of Executive naming Executive's estate as beneficiary.


8.   CONSULTANCY ARRANGEMENT/ RESTRICTIVE COVENANTS

          8.1 RETENTION AS CONSULTANT. During the "Consulting Period" (as defined in paragraph 8.2 below), (i) the Company shall retain the Executive and the Executive shall serve the Company as an independent consultant on the terms and conditions set forth herein and (ii) the Executive shall provide such consulting services to the Company as the Company may reasonably request under the direction of the Executive's Board consistent with its overall objectives in an amount not to exceed (x) 40 hours per month for the first six (6) months of the Consulting Period (as defined in paragraph 8.2 below) and (y) 20 hours per month thereafter. Executive may perform his duties hereunder at such locations as may be agreed upon between the Executive and the Company (PROVIDED, that if requested to perform such duties in any location other than the Irvine, California metropolitan area, the Company shall reimburse the Executive for his reasonable out-of-pocket expenses incurred in connection therewith in accordance
with paragraph 7.2 hereof).   As an independent consultant, the Executive shall
not be authorized to act for or enter into any agreement on behalf of the Company without written authorization from the Board.

          8.2 CONSULTING PERIOD. Upon the Executive's termination of employment (i) due to Disability, (ii) by the Company without Cause, (iii) by the Executive for Good Reason or (iv) as a result of a Nonrenewal Notice from the Company, the Executive shall be retained by the Company as a consultant, in which case the Executive shall provide the services specified in paragraph 8.1 for a period of thirty (30) months from the date of such termination (such date, the "Effective Date," and such period, the "Consulting Period"); provided that, the Consulting Period shall not extend beyond and shall be coterminous with the Severance Period as described in paragraphs 4.1.2 and 4.4(2) hereof. Following the termination of the Consulting Period, except as otherwise specifically provided herein, (i) the Company's obligations under this Agreement shall cease and the Company shall have no further obligations to Consultant under this Agreement and (ii) Consultant's obligation to the Company to provide the consulting services contemplated by Section 1 paragraph 8.2 shall cease.

          8.3 CONFIDENTIAL INFORMATION. Executive acknowledges that in his employment hereunder he occupies a position of trust and confidence. During the Term, and thereafter, Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, and except for information which is or becomes publicly available other than as a result of a breach by the Executive of the provisions hereof, disclose to others or use, whether directly or indirectly, any Confidential Information. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective suppliers, clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Executive in the course of his employment hereunder, including (without limitation) proprietary knowledge, trade secrets, market research, data, formulae, information and supplier, client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or any of its subsidiaries or affiliates or prepared by the Executive during the term of his employment by the Company.

          8.4 NONCOMPETION. During the Term and for any Consulting Period thereafter, Executive shall not, directly or indirectly, without the prior written consent of the Company, provide consultative service to (with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, officer, director, employee or otherwise) any business, individual, partner, firm, corporation, or other entity that operates one or more multi-unit restaurant chains in any geographic market in which the Company or any of its subsidiaries then operates or that otherwise directly or indirectly competes with the Company or any of its subsidiaries (a "Competitor of the Company"); PROVIDED, HOWEVER, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

          8.5 BUSINESS DIVERSION. During the Term and for thirty (30) months thereafter, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the

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Company or any of its subsidiaries or affiliates to divert their business to any
Competitor of the Company.

          8.6 NONSOLICITATION. Executive recognizes that he will possess confidential information about other employees of the Company and its subsidiaries and affiliates, relating to, among other things, their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers and customers of the Company. Executive recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company and will be acquired by him because of his business position with the Company. Executive agrees that, during the Term and for thirty (30) months thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates for the purpose of being employed by him or by any other person on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries or affiliates to any other person.

          8.7 If Executive breaches or threatens to commit breach of, any of the provisions of Section 8 (the "Restrictive Covenants"), the Company and its subsidiaries shall have the right to the following:

               8.7.1 Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company or its subsidiaries and that money damages would not provide an adequate remedy to the Company or its subsidiaries.

               8.7.2 Accounting. The right and remedy to require Executive to account for and pay over to the Company or its subsidiaries, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as result of any transaction constituting a breach of the Restrictive Covenants.

               8.7.3 Severability of Restrictive Covenants. Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

               8.7.4 Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

               8.7.5 Enforceability of Jurisdictions. The obligations contained in this Section 8 shall survive the termination of Executive's employment or expiration of this Agreement and shall be fully enforceable thereafter. Executive intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Executive that such determination not bar or in any way affect the right of the Company or its subsidiaries to the relief provided above in the courts of any other jurisdiction within the geographic scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent Restrictive Covenants.


9.   PARTICIPATION IN STOCK OPTION AND INCENTIVE AWARD PLAN

     Executive shall be granted an option to purchase 51,050 shares of Common Stock of the Company (the "Option Shares") pursuant to the terms and conditions contained in the Company's 1996 Stock Option and Incentive Award Plan (the "Plan"). The exercise price for the Option Shares will be equal to $7.00, and the options will vest six months after the closing of the Company's initial public offering.


DISPUTE RESOLUTION

     The parties agree that any dispute that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive's employment with the Company, the termination of that employment, or any other dispute by and among the parties or their successors, assigns or affiliates, shall be submitted to binding arbitration in Los Angeles, California according to the Employment Dispute Resolution Rules and procedures of the American Arbitration Association. This arbitration obligation extends to any and all claims that may arise by and between the parties or their successors, assigns or affiliates, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the applicable state Constitution, the United States Constitution, and applicable state fair employment laws, federal equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the Worker Retraining and Notification Act of 1988, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment and Housing Act, as amended.


11.  ASSIGNMENT

     Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the law of intestate succession) or by the Company except that the Company may require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.


12.  NOTICES

     All notices, requests and demands hereunder shall be in writing and delivered by hand, by mail, or by telegram, and shall be deemed given if by hand delivery, upon such delivery, and if by mail, 48 hours after deposit in the United States mail, first-class, registered or certified mail, postage prepaid and properly addressed to the party at the address set forth at the beginning of this Agreement. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.


13.  INVALID PROVISIONS

     Invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.


14.  AMENDMENT MODIFICATION OR REVOCATION

     This Agreement may be amended, modified or revoked in whole or in part, but only by a written instrument which specifically refers to this Agreement and expressly states that it constitutes an amendment, modification or revocation hereof, as the case may be, and only if such written instrument has been signed by each of the parties to this Agreement.


15.  HEADINGS

     The headings in this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.

16.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding among the parties and supersedes any prior written or verbal agreements between them respecting the subject matter hereof, including, without limitation, any prior verbal or written employment agreement between Executive and the Company. Upon the effectiveness hereof, any such prior verbal or written agreements shall terminate.


17.  ATTORNEYS' FEES

     If any legal action is necessary to enforce the terms and conditions of this Agreement, the prevailing party in such action shall be entitled to recover all costs of suit and reasonable attorneys' fees as determined by the arbitrator or ruling court.


18.  FURTHER ASSURANCES

     The parties shall execute such documents and take such other action as is necessary or appropriate to effectuate the provisions of this Agreement.


19.  CONTROLLING LAW

     This Agreement and the rights of the parties hereunder shall be governed by and construed and enforced in accordance with laws of the State of Delaware (excluding its conflict of laws principles, statutes or other similar laws) including all matters of construction, validity, performance and enforcement.


20.  WAIVER

     A waiver by either party of any of the terms and conditions hereof shall not be construed as a general waiver by such party, and such party shall be free to reinstate such part or clause, with or without notice to the other party.

21.  INDEMNIFICATION

     To the fullest extent permitted by law and the Company's certificate of incorporation and by-laws, the Company shall indemnify Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by Executive in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Executive of services for, or acting as a director, officer or employee of, the Company or any subsidiary thereof.


THE COMPANY:                                 EXECUTIVE:

AVIATION DISTRIBUTORS, INC.,
  a Delaware corporation


By:  /s/ Mark W. Ashton                      /s/ Osamah S. Bakhit
    --------------------------               ------------------------------
    Mark W. Ashton                           OSAMAH S. BAKHIT
    Chief Financial Officer